UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

New Age Beverages Corporation

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

2420 17th Street, Suite 220, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

(303) 566-3030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NBEV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.01. Completion of Acquisition

On July 10, 2019, the transactions contemplated by the plan of merger (the “Merger Agreement”) between New Age Beverages Corporation (the “Company”), Brands Within Reach, LLC (“BWR”), Olivier Sonnois, as sole owner, member and manager of BWR (the “Seller”), and BWR Acquisition Corp., a newly organized wholly owned subsidiary of the Company (“Merger Sub”) were completed. At the closing Merger Sub was merged with and into BWR and BWR became a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, upon consummation of the merger, the Company paid $2.5 million dollars to repay the outstanding amounts owed by BWR under its existing line of credit and paid to the Seller $500,000 in cash. The Company will issue to the Seller up to 700,000 shares of its common stock (the Shares”) in approximately 30 days upon completion of the BWR working capital covenant calculation.

The Shares have not been registered under the Securities Act, or the securities laws of any state, and will be issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

On July 12, 2019, the Company issued a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 2.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: July 12, 2019	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer